Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Confluent, Inc. of our report dated March 23, 2021 relating to the financial statements, which appears in Confluent, Inc.’s Amendment No.1 to the Registration Statement on Form S-1 (No. 333-256693).

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 24, 2021